Exhibit 99.1

Christine Russell Joins eGain Board of Directors

Sunnyvale, California (February 28, 2017) - eGain (NASDAQ: EGAN), a leading provider of cloud customer engagement solutions, today announced the appointment of Christine Russell, CFO of UniPixel, Inc., to its board of directors effective February 24, 2017. Ms. Russell’s term will expire at eGain’s 2018 annual shareholders meeting and she will be eligible for re-election by eGain’s shareholders at that time.

Ashu Roy, eGain’s CEO, said, “Christine brings significant financial expertise and extensive public technology company experience to eGain, and we are delighted to welcome her to our board.”

Ms. Russell commented, “I am very excited to be joining the board of eGain, a company that continues to deliver innovative customer service capabilities as a leader in the market for customer engagement solutions, and is uniquely positioned as a key player in the consolidating omnichannel space.”

Ms. Russell is currently Chief Financial Officer of UniPixel, Inc. and a director and audit committee chair of QuickLogic Corporation. Prior to joining UniPixel in 2015, she previously served as CFO for a number of technology companies including Vendavo, a leading provider of SaaS pricing optimization software, EAG, Virage Logic, and OuterBay Technologies. Ms. Russell serves on the board and is a former Chair of Silicon Valley Directors Exchange (SVDX). She has also served as president of Financial Executives International (Silicon Valley Chapter), and emeritus member of the business school advisory board at the University of Santa Clara, Leavey School of Business. Ms. Russell holds a BA and MBA in finance from the University of Santa Clara.

Coincident with the appointment of Ms. Russell, on February 24, 2017, David Scott resigned from the eGain board.  Mr. Scott has served on the board of directors since 2009.

Mr. Roy added, “On behalf of the Board of Directors, I want to thank David Scott for his many contributions to eGain over his many years of service. We wish him well in all of his future endeavors.”

About eGain

eGain’s customer engagement solutions power digital transformation for leading brands. Our top-rated cloud applications for social, mobile, web, and contact centers help clients deliver connected customer journeys in a multichannel world. To find out more about eGain Corporation visit http://www.egain.com/company/investors/

Headquartered in Sunnyvale, California, eGain has operating presence in North America, EMEA, and APAC. To learn more about us, visit www.eGain.com or call the company’s offices: +1-800-821-4358 (US), +44-(0)-1753-464646 (EMEA), or +91-(0)-20-6608-9200 (APAC).

Cautionary Note Regarding Forward-Looking Statements. This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to our leadership in the digital customer engagement market and our innovations, among other matters. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include, but are not limited to risks detailed from time to time in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K filed on September 13, 2016, and subsequent reports filed with the Commission, which are available on the Securities and Exchange Commission’s Web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. We assume no obligation to update these forward-looking statements.

eGain, the eGain logo, and all other eGain product names and slogans are trademarks or registered trademarks of eGain Corp. in the United States and/or other countries. All other company names and products mentioned in this release may be trademarks or registered trademarks of the respective companies.

MKR Group Investor Relations

Todd Kehrli or Jim Byers

Phone: 323-468-2300

Email: egan@mkr-group.com